UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2020

PIONEER ENERGY SERVICES CORP.

(Exact name of registrant as specified in its charter)

Texas	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 N.E. Loop 410, Suite 1000 San Antonio, Texas		78209
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code: (855) 884-0575

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into Material Definitive Agreement.

Restructuring Support Agreement

On February 28, 2020, Pioneer Energy Services Corp. (“Pioneer”) and its affiliates Pioneer Coiled Tubing Services, LLC, Pioneer Drilling Services, Ltd., Pioneer Fishing & Rental Services, LLC, Pioneer Global Holdings, Inc., Pioneer Production Services, Inc., Pioneer Services Holdings, LLC, Pioneer Well Services, LLC, Pioneer Wireline Services Holdings, Inc. and Pioneer Wireline Services, LLC (collectively with Pioneer, the “Pioneer RSA Parties” or the “Company”) entered into a Restructuring Support Agreement (the “RSA”) with holders of approximately 99% in aggregate principal amount of the Company’s outstanding secured term loan facility (the “Consenting Term Lenders”) and holders of approximately 75% in aggregate principal amount of the Company’s outstanding unsecured senior notes (the “Consenting Noteholders” and together with the Consenting Term Lenders, the “Consenting Creditors”). As set forth in the RSA, including in the term sheet attached thereto (including all exhibits, annexes and schedules attached thereto, the “Term Sheet”), the Pioneer RSA Parties and Consenting Creditors (collectively, the “RSA Parties”) have agreed to the principal terms of a proposed financial restructuring (the “Restructuring”) of the Company. The Restructuring is contemplated to be implemented through a prepackaged Chapter 11 plan of reorganization (the “Plan”). As further described below, on March 1, 2020, the Company filed voluntary petitions for relief under Title 11 of the United States Code (collectively, the “Chapter 11 Cases”) to effect the Plan.

The RSA contemplates a comprehensive deleveraging of the Company’s balance sheet and an approximately $260 million reduction of the Company’s funded debt. Specifically, the RSA and Term Sheet provide, in pertinent part, as follows:

•	The Company’s general unsecured creditors (including trade creditors) will be paid in full in the ordinary course of business.

•

The Company’s existing asset-based revolving credit facility will be refinanced with a debtor-in-possession revolving credit facility (the “DIP Facility”) with a borrowing limit of $75 million and a $30 million letter of credit facility. The DIP Facility will mature on the earliest of (i) 5 months from the date on which the Chapter 11 Cases are commenced (the “Petition Date”), (ii) 45 days after the Petition Date if the DIP Facility has not been approved on a final basis by the bankruptcy court, (iii) the earlier of the “effective date” or date of substantial consummation of the Plan, (iv) the sale of all or substantially all of the collateral securing the DIP Facility, and (v) the acceleration of the DIP Facility in accordance with its terms.

•

The DIP Facility will “roll” into an asset-based revolving credit facility (the “New Revolver”) upon the Company’s emergence from the Chapter 11 Cases. The New Revolver will have a 5-year maturity and bear interest at a rate between LIBOR + 175 basis points and LIBOR + 225 basis points, depending on utilization.

•

The Company will issue senior secured notes (the “New Secured Notes”) to certain Consenting Noteholders. The aggregate principal amount of the New Secured Notes will be $78.125 million upon issuance. The New Secured Notes will mature 5 years from issuance and bear cash interest at LIBOR + 950 basis points, plus a 100 basis points step-up if the New Secured Notes remains outstanding in year five.

•

The Company’s existing senior unsecured notes will be cancelled and exchanged for (a) 94.25% of the common stock of reorganized Pioneer (the “New Equity”) and (b) the right to participate in a rights offering (the “Rights Offering”) on a pro rata basis for the purchase of 94.25% of the unsecured convertible bonds to be issued by reorganized Pioneer (the “New Convertible Bonds”) along with stapled special voting stock (the “Stapled Special Voting Stock”) pursuant to the Rights Offering. The total principal amount of New Convertible Bonds to be issued pursuant to the Rights Offering will be up to approximately $123.2 million and the total number of shares of Stapled Special Voting Stock issued pursuant to the Rights Offering will be up to approximately 9.2 million.

•	The Company’s existing secured term loan facility will be refinanced with the proceeds of the New Convertible Bonds and the New Secured Notes.

•

Pioneer’s existing equity will be cancelled and exchanged for (a) 5.75% of the New Equity, subject to the class of holders of existing equity voting to accept the Plan, and (b) the right to participate in the Rights Offering on a pro rata basis for the purchase of 5.75% of the New Convertible Bonds and Stapled Special Voting Stock to be issued pursuant to the Rights Offering in accordance with the procedures governing the Rights Offering.

•

The Consenting Noteholders have committed to backstop approximately $118 million of New Convertible Bonds (and the corresponding shares of Stapled Special Voting Stock) to be issued in the Rights Offering pursuant to a separate backstop commitment agreement (the “Backstop Commitment Agreement”).

•

Certain members of Pioneer’s senior management will purchase approximately $1.795 million of New Convertible Bonds (and the corresponding shares of Stapled Special Voting Stock) pursuant to the Backstop Commitment Agreement.

•

The total outstanding principal amount of New Convertible Bonds expected upon issuance will be up to $134,584,000 (comprised of New Convertible Bond to be issued in the Rights Offering, New Convertible Bond to be issued to the Consenting Noteholders as a premium for their backstop commitment, New Convertible Bond to be issued to management and New Convertible Bond to be issued to management as a premium for their commitment). The New Convertible Bonds will mature in 5 years and 6 months from issuance and bear payable-in-kind interest at 5%. The total number of shares of Stapled Special Voting Stock upon issuance will be up to approximately 10.1 million.

•

The New Convertible Bonds will be convertible into 75 shares of New Equity per $1,000 principal amount of the New Convertible Bonds, subject to customary anti-dilution adjustments. The New Convertible Bonds will be convertible at any time in whole or in part at the option of the holder thereof, and mandatorily on the maturity date.

The RSA includes certain milestones for the progress of the Chapter 11 Cases, which include the dates by which the Pioneer RSA Parties are required to, among other things, obtain certain court orders and consummate the Restructuring. In addition, the RSA Parties will have the right to terminate the RSA (and their support for the Restructuring) under certain circumstances, including, in the case of the Pioneer RSA Parties, if the board of directors of any Pioneer RSA Party determines in good faith that performance under the RSA would be inconsistent with its fiduciary duties. Accordingly, no assurance can be given that the Restructuring described in the RSA and the Term Sheet will be consummated.

The foregoing description of the RSA does not purport to be complete and is qualified in its entirety by reference to the full text of the RSA, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

Backstop Commitment Agreement

On February 28, 2020, Pioneer entered into the Backstop Commitment Agreement with the Consenting Noteholders (in their capacity as signatories to the Backstop Commitment Agreement, the “Noteholder Commitment Parties”) and certain members of Pioneer’s senior management (in their capacity as signatories to the Backstop Commitment Agreement, the “Management Commitment Parties” and together with the Noteholder Commitment Parties, the “Commitment Parties”).

Subject to the terms and conditions contained in the Backstop Commitment Agreement, Noteholder Commitment Parties have committed to purchase substantially all of the New Convertible Bonds (and the corresponding Stapled Special Voting Stock) that are not duly subscribed for pursuant to the Rights Offering at a price equal to $1,000 per New Convertible Bond (and the corresponding Stapled Special Voting Stock). As consideration for the commitment by the Noteholder Commitment Parties, Pioneer will make an aggregate payment in an amount equal to $9.44 million in the form of additional New Convertible Bonds (and the corresponding Stapled Special Voting Stock) to the Noteholder Commitment Parties or in cash if the Backstop Commitment Agreement is terminated under certain circumstances as set forth therein. Subject to certain termination rights set forth in the Backstop Commitment Agreement, such payment is non-refundable, regardless of the principal amount of unsubscribed New Convertible Bonds (and the corresponding Stapled Special Voting Stock) (if any) purchased by the Noteholder Commitment Parties.

In addition, Management Commitment Parties have committed to purchase $1.795 million in aggregate of the New Convertible Bonds (and the corresponding Stapled Special Voting Stock) at a price equal to $1,000 per New Convertible Bond (and the corresponding Stapled Special Voting Stock). As consideration for this commitment, Pioneer will make an aggregate payment in an amount equal to $144,000 in the form of additional New Convertible Bonds (and the corresponding Stapled Special Voting Stock) to such Management Commitment Parties or in cash if the Backstop Commitment Agreement is terminated under certain circumstances as set forth therein.

The transactions contemplated by the Backstop Commitment Agreement are conditioned upon the satisfaction or waiver of customary conditions for transactions of this nature, including, without limitation, that (i) the bankruptcy court shall have approved the Rights Offering, (ii) the bankruptcy court shall have confirmed the Plan, and (iii) the Rights Offering shall have been conducted, in all material respects, in accordance with the approval of the bankruptcy court, the Plan and the Backstop Commitment Agreement.

The foregoing description of the Backstop Commitment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Backstop Commitment Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

Item 1.03 Bankruptcy or Receivership.

On March 1, 2020, the Company filed the Chapter 11 Cases in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) and filed the Plan with the Bankruptcy Court.

As described in Item 7.01, on February 28, 2020, the Company commenced a solicitation to seek acceptance of the Plan by certain of the Company’s creditors. The Company expects the solicitation period to end on April 3, 2020.

The Company has filed a motion with the Bankruptcy Court seeking joint administration of the Chapter 11 Cases under the caption In re Pioneer Energy Services Corp., et al. The Company will continue to operate its businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Plan and requested first day relief anticipate that vendors and other unsecured creditors who continue to work with the Company on existing terms will be paid in full and in the ordinary course of business. All existing customer and vendor contracts are expected to remain in place and be serviced in the ordinary course of business.

Additional information about the Chapter 11 Cases may be obtained by visiting https://dm.epiq11.com/pioneerenergy or by calling 1-866-897-6433 (Toll Free) or 1-646-282-2500 (International).

On March 2, 2020, Pioneer issued a press release announcing the commencement of solicitation and signing of the RSA and the commencement of the Chapter 11 Cases, a copy of which is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases described above in Item 1.03 constitutes an event of default that accelerated the Company’s obligations under the following debt instruments (the “Debt Instruments”):

•	Term Loan Agreement, dated as of November 8, 2017, by and among Pioneer, as the borrower, the lenders party thereto and Wilmington Trust, National Association, as administrative agent;

•

Credit Agreement, dated as of November 8, 2017, by and among Pioneer, as the parent and a borrower, the other borrowers party thereto, Wells Fargo, National Association, as administrative agent and collateral agent, and the other lenders party thereto (the “Prepetition ABL Facility”); and

•

6.125% Senior Notes due 2022 issued by Pioneer pursuant to the Indenture, dated March 18, 2014, by and among Pioneer, as the issuer, the guarantors party thereto, and Wells Fargo Bank, National Association, as trustee.

The Debt Instruments provide that, as a result of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the Chapter 11 Cases, and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01 Regulation FD Disclosure.

On February 28, 2020, the Company commenced a solicitation for acceptance of the Plan by causing the Plan and the corresponding disclosure statement (the “Disclosure Statement”) to be distributed to certain creditors of the Company that are “accredited investors” (as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). A copy of the Disclosure Statement, including the Plan attached as an exhibit thereto, is attached as Exhibit 2.1 to this Current Report on Form 8-K. The Disclosure Statement includes important information relating to the Company’s operations, anticipated events during the Chapter 11 Cases, pending litigation, a summary of the Plan, a description of the New Secured Notes and New Equity to be issued pursuant to the Plan, the rights of certain creditors and equity holders of the Company to participate in a rights offering of New Convertible Bonds (and Stapled Special Voting Stock), financial information and projections, valuation analysis, transfer restrictions and certain consequences under the federal securities laws, certain tax consequences of the Plan, certain risk factors, voting procedures and requirements relating to the solicitation, confirmation of the Plan, alternatives to confirmation and consummation of the Plan and a recommendation relating to the Plan.

The information contained in the RSA and this Form 8-K is for informational purposes only and does not constitute an offer to buy, nor a solicitation of an offer to sell, any securities of the Company, nor does it constitute a solicitation of consent from any persons with respect to the transactions contemplated hereby and thereby. While we expect the restructuring will take place in accordance with the Plan, there can be no assurance that the Company will be successful in completing a restructuring. Securityholders are urged to read the disclosure materials, including the Disclosure Statement, because they contain important information regarding the restructuring.

The information contained in this Item 7.01, including in Exhibit 2.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Current Report on Form 8-K (including the exhibit hereto or any information included herein or therein) shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 8.01 Other Events.

On February 28, 2020, the Company received commitments from PNC Bank, N.A. for a $75 million asset-based revolving loan debtor-in-possession financing facility (the “PNC DIP Facility”). The PNC DIP Facility will bear interest at a rate of LIBOR+200 basis points per annum. Subject to approval by the Bankruptcy Court, the proceeds of the PNC DIP Facility will be used to repay amounts outstanding under the Prepetition ABL Facility and to pay fees and expenses in connection with the Chapter 11 Cases and transactional and professional fees related thereto. The closing of the PNC DIP Facility is contingent on the satisfaction of customary conditions, including receipt of an order by the Bankruptcy Court approving the borrowings under the PNC DIP Facility. The PNC DIP Facility will “roll” into an asset-based revolving credit facility (the “New Revolver”) upon the Company’s emergence from the Chapter 11 Cases. The New Revolver will have a 5-year maturity and bear interest at a rate between LIBOR + 175 basis points and LIBOR + 225 basis points, depending on utilization.

Pioneer cautions that trading in Pioneer’s securities (including, without limitation, its common stock) during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for Pioneer’s securities may bear little or no relationship to the actual recovery, if any, by holders of Pioneer’s securities in the Chapter 11 Cases. Pioneer expects that its equity holders could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this current report that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements made in good faith that are subject to risks, uncertainties and assumptions. These forward-looking statements are based on our current beliefs, intentions, and expectations and are not guarantees or indicators of future performance. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, future events or performance (often, but not always identifiable by the use of the words or phrases such as “will result,” “expects to,” “will continue,” “anticipates,” “plans, “intends,” “estimated,” “projects,” and “outlook”) are not historical facts and may be forward-looking and, accordingly, such statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in these forward-looking statements. Our actual results, performance or achievements or industry results could differ materially from those we express in the foregoing discussion as a result of a variety of factors, including general economic and business conditions and industry trends, levels and volatility of oil and gas prices, the continued demand for drilling services or production services in the geographic areas where we operate, decisions about exploration and development projects to be made by oil and gas exploration and production companies, the highly competitive nature of our business, technological advancements and trends in our industry and improvements in our competitors’ equipment, the loss of one or more of our major clients or a decrease in their demand for our services, future compliance with covenants under debt agreements, including our DIP facility, operating hazards inherent in our operations, the supply of marketable drilling rigs, well servicing rigs, coiled tubing units and wireline units within the industry, the continued availability of new components for drilling rigs, well servicing rigs, coiled tubing units and wireline units, the continued availability of qualified personnel, the success or failure of our acquisition strategy, the occurrence of cybersecurity incidents, the political, economic, regulatory and other uncertainties encountered by our operations, and changes in, or our failure or inability to comply with, governmental regulations, including those relating to the environment. We have discussed many of these factors in more detail in our Annual Report on Form 10-K for the year ended December 31, 2018, including under the heading “Risk Factors” in Item 1A. and “Special Note Regarding Forward-Looking Statements” in the Introductory Note to Part I. In addition, our actual results could be affected by the risks and uncertainties relating to the bankruptcy filing by the Company, including but not limited to, (i) the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases, (ii) the ability of the Company to consummate the transactions contemplated by the RSA with respect to the Chapter 11 Cases, (iii) the effects of the Company’s bankruptcy filing on the Company and on the interests of various constituents, (iv) Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the cases in general, (v) the length of time the Company will operate under the Chapter 11 Cases, (vi) risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to consummate the transactions contemplated by the RSA, (vii) the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations, (viii) the ability to operate the Company’s business and consummate the transactions contemplated by the RSA, (ix) the transactions contemplated by the PNC DIP Facility and the RSA being subject to closing conditions, which conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; (x) increased legal costs to execute the Company’s reorganization, and other risks and uncertainties, (xi) the Company’s ability to maintain contracts, trade credit and other customer and/or vendor relationships that are essential to the Company’s operations, and (xii) the Company’s ability to retain key executives and employees. These factors are not necessarily all the important factors that could affect us. Other unpredictable or unknown factors could also have material adverse effects on actual results of matters that are the subject of our forward-looking statements. All forward-looking statements speak only as of the date on which they are made and we undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise. We advise readers that they should (1) recognize that important factors not referred to above could affect the accuracy of our forward-looking statements and (2) use caution and common sense when considering our forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

2.1	Disclosure Statement.

10.1	Restructuring Support Agreement, dated as of February 28, 2020, by and among the Pioneer RSA Parties and the Consenting Creditors.

10.2	Backstop Commitment Agreement, dated as of February 28, 2020, by and among Pioneer Energy Services Corp. and the Commitment Parties.

99.1	Press release issued by Pioneer Energy Services Corp. on March 2, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER ENERGY SERVICES CORP.

By:	/s/ Lorne E. Phillips
Lorne E. Phillips
Executive Vice President and Chief Financial Officer

Date: March 2, 2020

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1	Disclosure Statement

10.1	Restructuring Support Agreement, dated as of February 28, 2020, by and among the Pioneer RSA Parties and the Consenting Creditors.

10.2	Backstop Commitment Agreement, dated as of February 28, 2020, by and among Pioneer Energy Services Corp. and the Commitment Parties.

99.1	Press release issued by Pioneer Energy Services Corp. on March 2, 2020.